Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of the Company as of December 31, 2020:

Medley Management Inc.
Medley LLC
Medley Capital LLC
MCC Advisors LLC
MOF II Management LLC
MOF III Management LLC
SIC Advisors LLC
Medley SMA Advisors LLC
MOF II GP LLC
Medley GP LLC
Medley GP Holdings LLC
MOF III GP LLC
MOF III Offshore GP LLC
MCOF Management LLC
Medley Seed Funding I LLC
Medley Seed Funding II LLC
Medley Seed Funding III LLC
MCOF GP LLC
Sierra Total Return Fund
Medley Aspect Management LLC
Medley (Aspect) GP LLC
Medley (Aspect B) GP LLC
Medley Caddo Investors LLC
Medley Avantor Investors LLC
Medley RealD Investors LLC
Medley Cloverleaf Investors LLC